                                                                    EXHIBIT 11.1

                                                                YEARS ENDED DECEMBER 31
                                                      -------------------------------------------
                                                         1994            1993            1992
                                                      -----------     -----------     -----------
PRIMARY
Weighted average shares outstanding.................   23,082,976      20,797,447      18,381,545
Net effect of diluting stock options................       74,559          34,021         187,129
                                                      -----------     -----------     -----------
     Total..........................................   23,157,535      20,831,468      18,568,674
                                                      ===========     ===========     ===========
Net income before extraordinary loss................  $18,819,507     $13,987,733     $ 2,254,758
Extraordinary loss..................................                   (1,113,486)
                                                      -----------     -----------     -----------
Net Income..........................................  $18,819,507     $12,874,247     $ 2,254,758
                                                      ===========     ===========     ===========
Net income per share before extraordinary loss......  $      0.81     $      0.67     $      0.12
Extraordinary loss per share........................                        (0.05)
                                                      -----------     -----------     -----------
Net income per share................................  $      0.81     $      0.62     $      0.12
                                                      ===========     ===========     ===========
FULLY DILUTED
Weighted average shares outstanding.................   23,082,976      20,797,447      18,381,545
Net effect of diluting stock options................       74,559          74,726         187,129
                                                      -----------     -----------     -----------
     Total..........................................   23,157,535      20,872,173      18,568,674
                                                      ===========     ===========     ===========
Net income before extraordinary loss................  $18,819,507     $13,987,733     $ 2,254,758
Extraordinary loss..................................                   (1,113,486)
                                                      -----------     -----------     -----------
Net income..........................................  $18,819,507     $12,874,247     $ 2,254,758
                                                      ===========     ===========     ===========
Net income per share before extraordinary loss......  $      0.81     $      0.67     $      0.12
Extraordinary loss per share........................                        (0.05)
                                                      -----------     -----------     -----------
Net income per share................................  $      0.81     $      0.62     $      0.12
                                                      ===========     ===========     ===========

                                      F-30